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                                                                     EXHIBIT 4.1

Number                                                                    Shares
XX                                                                        XX

                         ARROW STOCK HOLDING CORPORATION

             AUTHORIZED CAPITAL          SHARES           PAR VALUE

THIS CERTIFIES THAT             IS THE OWNER OF            FULL PAID AND
NON-ASSESSABLE SHARES OF THE CAPITAL STOCK OF ARROW STOCK HOLDING CORPORATION TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION,
THIS                DAY                    OF                   A.D.           .



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                 SECRETARY                                 CHAIRMAN OF THE BOARD